Exhibit 2.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of June 5, 2025, by and among (i) BW Industrial Holdings Inc., a Delaware corporation (the “Acquiror”) (ii) Bestwater USA Inc., a Texas corporation (the “Acquiree”) and (iii) the stockholders of the Acquiree as set forth in Schedule A attached hereto (each, a “Stockholder”, collectively, the “Stockholders”). The Stockholders, the Acquiror and the Acquiree are sometimes referred to hereinafter individually as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Stockholders, collectively, hold 100% of the equity interests in the Acquiree;

WHEREAS, each of the Stockholders desires to transfer to the Acquiror, and the Acquiror desires to acquire from each of the Stockholders, all of the equity interests of the Acquiree in exchange for 9,700,000 shares of common stock of the Acquiror, subject to the terms and conditions set forth herein.

WHEREAS, for the United States federal income tax purposes, it is intended that the Exchange (as defined below) will qualify as an exchange under the provisions of Section 351(a) of the Internal Revenue Code of 1986, as amended.

WHEREAS, following the Exchange (as defined below), the Acquiree will become a wholly owned subsidiary of the Acquiror and the Stockholders will become stockholders of the Acquiror.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION I

SHARE EXCHANGE

1.1 On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) (i) the Stockholders will transfer to the Acquiror, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and the Acquiror will acquire from the Stockholders, 100% of the equity interests of the Acquiree (the “Acquiree Shares”) as set forth on Schedule A, and (ii) in exchange for the transfer of such equity interests by the Stockholders, the Stockholders will purchase and accept from the Acquiror 9,700,000 shares of newly-issued shares of Acquiror’s common stock, par value $0.0001 (the “Acquiror Shares”), as set forth on Schedule A, which shall represent 100% of the outstanding shares of Acquiror’s common stock (such exchange referred to herein as the “Exchange”).

1.2 The Acquiree Shares and the Acquiror Shares to be exchanged pursuant to Section 1.1 shall be appropriately adjusted to consider any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the equity interests of the Acquiree and the Acquiror, as the case may be, which may occur between the date of execution of this Agreement and the Closing, as to the Acquiree Shares or Acquiror Shares, as the case may be.

1.3 For U.S. federal income tax purposes, the parties hereto intend that the Share Exchange will qualify as a reorganization within the meaning of Section 368(a) of the Code and the Acquiror’s Board of Directors and the Boards of Director of Acquiree have approved this Agreement and intend that it constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g).

SECTION II
CLOSING

2.1 The closing of the Exchange shall occur on or before June 5, 2025 (the “Closing”). The Closing will take place at 10:00 a.m. Eastern Standard Time at the office of Hunter Taubman Fischer & Li LLC, 950 3rd Avenue, 19th Floor, New York, NY 10022, or at such other date, time, and place or manner as may be agreed upon by the Parties. At the Closing, (x) the Stockholders shall deliver to the Acquiror: (i) a stock certificate representing the Acquiree Shares and (ii) a duly executed stock power assigning and transferring the Acquiree Shares to the Acquiror; and (y) the Acquiror shall deliver to the Stockholders a stock certificate representing the Acquiror Shares, or an updated shareholder list of the Acquiror evidencing the number of shares of common stock held by the Stockholders within three business days following the Closing.

2.2 Upon completion of the Exchange, the Acquiror shall hold 100% of the equity interests of the Acquiree, which shall become a wholly owned subsidiary of the Acquiror, and the Stockholders shall become stockholders of the Acquiror.

SECTION III

THE STOCKHOLDER’S REPRESENTATIONS AND WARRANTIES.

Each of the Stockholders hereby severally but not jointly represents and warrants to the Acquiror, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

3.1 Each Stockholder has the right, power, legal capacity, and authority to enter into and perform such obligations under this Agreement; and no approvals or consents are necessary in connection with it. All equity interests of the Acquiree owned by each Stockholder are owned free and clear of all liens, pledges, encumbrances, changes, restrictions, or known claims of any kind, nature, or description.

3.2 The equity interests of the Acquiree owned by each Stockholder will, at the Closing, be validly transferred to the Acquiror free and clear of any encumbrances and from all taxes, liens, and charges with respect to the transfer thereof and such equity interests of the Acquiree shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of the Acquiree’s equity interests.

3.3 Each Stockholder understands that the Acquiror Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. Each Stockholder also understands that the Acquiror Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act. Each Stockholder acknowledges that the Acquiror will rely on such Stockholder’s representations, warranties, and certifications set forth below for purposes of determining the Acquiror’s suitability as an investor in the Acquiree Shares and for purposes of confirming the availability of the Section 4(a)(2) exemption from the registration requirements of the Securities Act.

3.4 Each Stockholder understands that the Acquiror Shares may not be offered, sold, or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Each Stockholder acknowledges and is aware that the Acquiror Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the Stockholder has held the Acquiror Shares for the applicable holding period under Rule 144.

3.5 Each Stockholder acknowledges and agrees that each certificate representing the Acquiror Shares (where required) may bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C) OR (D), THE HOLDER HAS DELIVERED TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.”

3.6 Each Stockholder has not relied on and is not relying on any representations, warranties, or other assurances regarding the Acquiror other than the representations and warranties expressly set forth in this Agreement.

3.7 Each Stockholder is acquiring the Acquiror Shares solely for his own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act, or an exemption from such registration is available.

SECTION IV THE ACQUIREE REPRESENTATIONS AND

WARRANTIES

The Acquiree hereby represents and warrants to the Acquiror and the Stockholders all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

4.1 The Acquiree is a duly organized and validly existing corporation and currently is in good standing under the laws of Texas.

4.2 The Acquiree has the right, power, legal capacity, and authority to enter into and perform such obligations under this Agreement and no approvals or consents are necessary in connection with it. This Agreement has been duly executed by the Acquiree and constitutes the legal, valid, binding, and enforceable obligation of the Acquiree, enforceable against the Acquiree in accordance with its terms. The execution and delivery of this Agreement and the consummation by the Acquiree of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation or bylaws of the Acquiree or any applicable law relating to the Acquiree, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation, or instrument by which the Acquiree is bound or to which any property of the Acquiree is subject, or constitute a default thereunder, other than those material agreements, obligations, or instruments for which the Acquiree has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of the Acquiree, (D) constitute an event permitting termination of any material agreement or instrument to which the Acquiree is a party or by which any property or asset of the Acquiree is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which the Acquiree has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Acquiree is a party or by which the Acquiree may be bound, or result in the violation by the Acquiree of any laws to which the Acquiree may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent, or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Acquiree of this Agreement or the performance by the Acquiree of its obligations hereunder.

4.3 The Acquiree Shares shall constitute all of the equity interests of the Acquiree. No securities of the Acquiree are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities, rights, or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, equity interests of the Acquiree. The transfer of the Acquiree Shares contemplated by this Agreement will not, immediately or with the passage of time: (A) obligate the Acquiree to issue equity interests of the Acquiree or other securities to any person, or (B) result in a right of any holder of the Acquiree equity interests to adjust the exercise, conversion, exchange, or reset price of such securities.

SECTION V

ACQUIROR’S REPRESENTATIONS AND WARRANTIES.

The Acquiror hereby acknowledges, represents, and warrants to, and agrees with the Stockholders and the Acquiree (which representations and warranties will be true and correct as of the date of the Closing as if they were made on the date of the Closing) as follows:

5.1 The Acquiror has full power and capacity to enter into this Agreement and this Agreement, has been duly and validly authorized, executed, and delivered by the Acquiror and is a valid and binding obligation of Acquiror, enforceable against the Acquiror in accordance with its terms.

5.2 Subject to the performance by the Acquiror, the Stockholders and the Acquiree of their respective obligations under this Agreement and the accuracy of the representations and warranties of the Acquiror, the Stockholders, and the Acquiree, the issuance of the Acquiror Shares will be exempt from the registration requirements of the Securities Act.

5.3 The Acquiror Shares have been duly authorized and, when issued and delivered as provided by this Agreement, will be validly issued and fully paid and non-assessable, and the Acquiror Shares shall not be subject to any preemptive or similar rights.

5.4 The Acquiror is not in material default in the performance of any bond, debenture, note, or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease, or other instrument to which Acquiror is a party or by which it is bound, or to which any of the property or assets of Acquiror is subject, except such as have been waived or which would not, singly or in the aggregate, prevent the Acquiror from discharging its obligations under this Agreement.

5.5 The Acquiror Shares will, at the Closing, be validly issued to the Stockholders free and clear of any encumbrances and from all taxes, liens, and charges with respect to the issuance thereof and such shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of the Acquiror’s equity interests.

5.6 The Acquiror has received all the information that it considers necessary or appropriate for deciding whether to acquire the Acquiree Shares. The Acquiror understands the risks involved in an investment in the Acquiree Shares. The Acquiror further represents that it has had an opportunity to ask questions and receive answers from the Acquiree and the Acquiror regarding the terms and conditions of the offering of the Acquiree Shares and to obtain such additional information (to the extent the Acquiror possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Acquiror or to which the Acquiror had access.

5.7 The Acquiror has not relied on and is not relying on any representations, warranties, or other assurances regarding the Acquiree other than the representations and warranties expressly set forth in this Agreement. Acquiror acknowledges that it has actual knowledge of the business, operations, and financial affairs of the Acquiree.

SECTION VI

GENERAL PROVISIONS

6.1 Each Stockholder on his or her own behalf hereby acknowledges and agrees that the Acquiree Shares set forth on Schedule A represents the entire Acquiree Shares held by each Stockholder as of the date of this Agreement and as of the Closing. Each Stockholder hereby releases the Acquiror from all obligations, liabilities, and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which the Acquiror may have with respect to any Acquiree Shares in excess of the number of Acquiree Shares set forth on Schedule A. The Acquiror hereby generally, irrevocably, unconditionally, and completely waives any and all rights to receive any anti-dilution protection to which it may be entitled under the articles of incorporation, bylaws, or other organizational documents of the Acquiree or under any other agreement or instrument in connection with the Exchange.

6.2 All representations, warranties, covenants, and obligations in this Agreement shall survive until the expiration of the applicable statute of limitation with respect to the underlying claim to which such representation, warranty, covenant, or obligation relates.

6.3 Neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, except by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge, or termination is sought.

6.4 Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

6.5 This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements, or conditions, express or implied, written, or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

6.6 Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision.

6.7 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the Parties.

6.8 The validity, terms, performance, and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of Delaware applicable to agreements that are negotiated, executed, delivered, and performed in the State of Delaware.

6.9 This Agreement may be executed (including by facsimile or other electronic transmission) concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

6.10 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.11 Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

6.12 The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

The Acquiree:
BESTWATER USA INC.

By:	/s/ Yunlong Zhang
Name:	Yunlong Zhang
Title:	President

The Stockholders:

/s/ Yunlong Zhang
Name:	Yunlong Zhang

/s/ Yunchen Zhang
Name:	Yuchen Zhang

/s/ Zhimin Chen
Name:	Zhimin Chen

/s/ Zhou Ye
Name:	Zhou Ye

The Acquiror:
BW INDUSTRIAL HOLDING INC.

By:	/s/ Yunlong Zhang
Name:	Yunlong Zhang
Title:	Sole Director